As filed with the U.S. Securities and Exchange Commission on July 8, 2021.

Registration No. 333-257459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chavant Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1591717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

445 Park Avenue, 9th Floor

New York, NY 10022

Telephone: (212) 745-1086

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Jiong Ma

Chief Executive Officer

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Telephone: (212) 745-1086

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Michael Johns Philip Millward Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Tel: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.0001 par value, and three-quarters of one redeemable warrant(2)	11,500,000 Units	$10.00	$115,000,000	$12,546.50
Ordinary shares included as part of the units(3)	11,500,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	8,625,000 Warrants	—	—	—(4)
Ordinary shares underlying the redeemable warrants	8,625,000 Shares	$11.50	$99,187,500	$10,821.36
Total			$214,187,500	$23,367.86(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 units, consisting of 1,500,000 ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

Explanatory Note

Chavant Capital Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-257459) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

1.2	Business Combination Marketing Agreement*

3.1	Memorandum and Articles of Association.*

3.2	Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Shares Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Winston & Strawn LLP.*

5.2	Opinion of Maples and Calder (Cayman) LLP.*

10.1	Form of Letter Agreement among the Registrant, Chavant Capital Partners LLC and each of the executive officers and directors of the Registrant.*

II-2

Exhibit No.	Description

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Registration Rights Agreement among the Registrant, Chavant Capital Partners LLC and the Holders signatory thereto.*

10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Chavant Capital Partners LLC.*

10.5	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Representatives’ Designees.*

10.6	Form of Indemnity Agreement.*

10.7	Promissory Note issued to Chavant Capital Partners LLC.*

10.8	Securities Subscription Agreement between the Registrant and Chavant Capital Partners LLC.*

14	Form of Code of Ethics.*

23.1	Consent of BDO USA, LLP.**

23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).*

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Consent of Karen Kerr.**

99.4	Consent of Bernhard Stapp.**

99.5	Consent of Patrick J. Ennis.**

99.6	Consent of André-Jacques Auberton-Hervé**

*Filed herewith.
**Previously filed.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 8th day of July, 2021.

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jiong Ma	Chief Executive Officer and President	July 8, 2021
Jiong Ma	(Principal Executive Officer)

*	Chief Financial Officer	July 8, 2021
Michael Lee	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	July 8, 2021
André-Jacques Auberton-Hervé

*By: /s/ Jiong Ma

Name: Jiong Ma

Title: Attorney-in-fact